Exhibit 3.199

ARTICLES OF INCORPORATION

OF

The Rehabilitation Hospital of Plano, Inc.

* * * * *

We, the undersigned natural persons of the age of eighteen years or more, acting as incorporators of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:

ARTICLE ONE

The name of the corporation is

The Rehabilitation Hospital of Plano, Inc.

ARTICLE TWO

The period of its duration is perpetual.

ARTICLE THREE

The purpose or purposes for which the corporation is organized are:

To engage in the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

ARTICLE FOUR

The aggregate number of shares which the corporation shall have authority to issue is One Thousand (1,000) of the par value of One Dollar ($1.00) each.

ARTICLE FIVE

The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done or property actually received, which sum is not less than One Thousand Dollars ($1,000).

ARTICLE SIX

The street address of its initial registered office is 1601 Elm Street, c/o C T Corporation System, Dallas, Texas 75201, and the name of its initial registered agent at such address is C T CORPORATION SYSTEM.

ARTICLE SEVEN

The number of directors of the corporation may be fixed by the by-laws.

The number of directors constituting the initial board of directors is One (1), and the name and address of each person who is to serve as sole director until the first annual meeting of the shareholders or until a successor is elected and qualified is:

NAME	ADDRESS
Robert A. Ortenzio	600 Wilson Lane, Box 715 Mechanicsburg, PA 17055

ARTICLE EIGHT

The names and addresses of the incorporators are:

NAMES	ADDRESSES
Timothy F. O’Connell	123 South Broad Street Philadelphia, PA 19109

Janice C. Anderle	123 South Broad Street Philadelphia, PA 19109

IN WITNESS WHEREOF, we have hereunto set our hands, this 13th day of September, 1989.

/s/: [Timothy J. O’Connell]
Timothy J. O’Connell

/s/: [Janice C. Anderle]
Janice C. Anderle

STATE OF Pennsylvania	)
	)	ss:
COUNTY OF Philadelphia	)

I, Doris Scotese, a notary public, do hereby certify that on this 13th day of September, 1989, personally appeared before me, Timothy F. O’Connell and Janice C. Anderle, who each being by me first duly sworn, severally declared that they are the persons who signed the foregoing document as incorporators, and that the statements therein contained are true.

/s/: [Doris M. Scotese]
Doris Scotese
Notary Public

(NOTARIAL SEAL)

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

THE REHABILITATION HOSPITAL OF PLANO, INC.

Pursuant to the provisions of Art. 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

ARTICLE ONE. The name of the corporation is THE REHABILITATION HOSPITAL OF PLANO, INC.

ARTICLE TWO. The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on September 20, 1989.

Article One of the Articles of Incorporation is hereby amended so as to read as follows:

ARTICLE ONE. The name of the corporation is REHABILITATION HOSPITAL OF PLANO, INC.

ARTICLE THREE. The number of shares of the corporation outstanding at the time of such adoption was One Thousand (1,000); and the number of shares entitled to vote thereon was 1,000.

Dated September 20, 1989

THE REHABILITATION HOSPITAL OF PLANO, INC.

By:	/s/: [unreadable]